UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2005

M&T Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-9861	16-0968385
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One M&T Plaza, Buffalo, New York		14203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(716) 842-5446

(Not Applicable)
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) M&T Bank Corporation ("M&T") announced today that Steven M. Coen, Executive Vice President and Chief Information Officer of M&T and M&T Bank, the principal banking subsidiary of M&T, will retire later in 2005 and, effective as of January 3, 2005, resigned from his position as Chief Information Officer of M&T and M&T Bank and as a member of M&T Bank's Management Group. Mr. Coen, who is 56, will assist in the transition of his duties to his successor until his retirement becomes effective.

(c) M&T also announced today that, effective January 3, 2005, Michele D. Trolli was appointed Executive Vice President and Chief Information Officer of M&T and M&T Bank and as a member of M&T Bank's Management Group. Ms. Trolli, who is 43, previously served as Senior Director, Global Systems Support of Franklin Resources Inc. since May 2000, where she was responsible for all global infrastructure systems and technology operations for Franklin Templeton Investments. Ms. Trolli was also employed by KeyCorp from May 1990 to January 2000, having served most recently as Executive Vice President/Development Director, where she was responsible for its technology development organization.

The public announcement regarding Mr. Coen's retirement and Ms. Trolli's appointment was made by means of a news release, the text of which is set forth in Exhibit 99 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. 99 - News Release dated January 7, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T Bank Corporation

January 7, 2005	By:	/s/ Michael P. Pinto

Name: Michael P. Pinto
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99	News Release dated January 7, 2005